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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-100653, 333-86606, 333-59636, 333-41348 and
333-41288), Form S-4 (Nos. 333-102783) and on Form S-3 (Nos. 333-37994,
333-65152 and 333-69578) of Janus Capital Group Inc. of our report dated March 20, 2003 (which report expresses an unqualified opinion and includes and explanatory paragraph relating to the implementation of Statement of Financial Accounting Standards No. 142) relating to the financial statements of Janus Capital Group Inc., which appears in this Form 10-K.



/s/ Deloitte & Touche LLP
Denver, Colorado
March 26, 2003